UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
November 22, 2023

BARK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39691	85-1872418
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
120 Broadway, Floor 12 New York, NY		10271 (Zip Code)
(Address of Principal Executive Offices)
(855) 501-2275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BARK	New York Stock Exchange

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BARK WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2023, BARK, Inc. (the “Company”) received written notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that it is not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual (“Section 802.01C”) because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period ended November 21, 2023. The Notice does not result in the immediate delisting of the Company’s common stock from the NYSE.

In accordance with applicable NYSE rules, the Company has notified the NYSE that it intends to cure the stock price deficiency and return to compliance with the applicable NYSE continued listing standards. The Company can regain compliance at any time within a six-month cure period following its receipt of the Notice if, on the last trading day of any calendar month during such cure period (or the last trading day of the cure period), the Company has both: (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of the applicable calendar month or the cure period. The Company intends to remain listed on the NYSE and is considering all available options to regain compliance with the NYSE’s continued listing standards, including, but not limited to, a reverse stock split, subject to stockholder approval. Section 802.01C provides for an exception to the six-month cure period if the action required to cure the price condition requires stockholder approval, in which case, the action needs to be approved by no later than the Company’s next annual meeting of stockholders.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during such cure period, subject to the Company’s compliance with other NYSE continued listing standards. Furthermore, the Notice is not anticipated to impact the ongoing business operations of the Company or its reporting requirements with the U.S. Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

As required by Section 802.01C, the Company issued a press release on November 24, 2023, announcing that it had received the Notice. A copy of the press release is being furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK, Inc.

By:	/s/ Allison Koehler
Name: Allison Koehler
Title: General Counsel and Secretary
Date: November 24, 2023